     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 2001

                                                     REGISTRATION NO. ___-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              EVERGREEN SOLAR, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                   04-3242254
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                              EVERGREEN SOLAR, INC.
                                211 SECOND AVENUE
                          WALTHAM, MASSACHUSETTS 02541
               (Address of Principal Executive Offices) (Zip Code)
                              --------------------

                             1994 STOCK OPTION PLAN
                      2000 STOCK OPTION AND INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                              --------------------

                                 MARK A. FARBER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              EVERGREEN SOLAR, INC.
                                211 SECOND AVENUE
                          WALTHAM, MASSACHUSETTS 02541
                     (Name and Address of Agent For Service)

                                 (781) 890-7117
          (Telephone Number, Including Area Code, of Agent For Service)
                         ------------------------------

                                    Copy to:
                             Lawrence A. Gold, Esq.
                             Jennifer C. Muto, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                                    PROPOSED           PROPOSED
                                                                    MAXIMUM             MAXIMUM
                                                   AMOUNT TO BE  OFFERING PRICE        AGGREGATE          AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED           REGISTERED     PER SHARE         OFFERING PRICE   REGISTRATION FEE(1)
     ------------------------------------           ----------     ---------         --------------   -------------------
1994 STOCK OPTION PLAN                                 4,153(2)     $  0.22         $        913.66        $    0.23
Common Stock (par value $0.01 per share)               6,463(2)     $  0.43         $      2,779.09        $    0.70
                                                      20,205(2)     $  0.65         $     13,133.25        $    3.28
                                                     299,438(2)     $  0.87         $    260,511.06        $   65.13
                                                     140,412(2)     $  2.17         $    304,694.04        $   76.17
                                                      48,941(2)     $  4.55         $    222,681.55        $   55.67
                                                      63,246(2)     $  6.50         $    411,099.00        $  102.77
                                                     127,019(2)     $ 14.00         $  1,778,266.00        $  444.57

2000 STOCK OPTION AND INCENTIVE PLAN               1,608,000(3)     $  6.53125      $ 10,502,250.00        $ 2625.56
Common Stock (par value $0.01 per share)              16,000(2)     $ 19.00         $    304,000.00        $   76.00
                                                      26,000(2)     $  7.56         $    196,560.00        $   49.14

2000 EMPLOYEE STOCK PURCHASE PLAN                    120,000(3)     $  6.53125      $    783,750.00        $  195.94
Common Stock (par value $0.01 per share)


TOTAL:                                             2,479,877                        $ 14,780,637.65        $3,695.16

-------------------------------------------

(1) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price of $6.53125 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the NASDAQ National Market on January 3, 2001, is set forth solely for purposes of calculating the filing fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Evergreen Solar, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration
Statement:

     (a) The Registrant's Prospectus dated November 1, 2000, filed with the Commission pursuant to Rule 424(b)(1) under the Securities Act on November 2, 2000.

     (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on October 4, 2000, including any amendment or report filed for the purpose of updating such description.

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 filed on December 15, 2000 pursuant to the Exchange Act.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the Company's Third Amended and Restated Certificate of Incorporation provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities.

     The Company's Third Amended and Restated Certificate of Incorporation provides that our directors and officers shall be indemnified to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of the Company.

     In addition, our Third Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper person benefit from their action as directors. This provision does not affect the directors' responsibilities under Delaware law or any other laws, such as the federal securities laws.

     The Company has also entered into Indemnification Agreements with its Directors and Officers, under which the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, losses, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding. The Company shall only provide indemnification if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, if such person had no reasonable cause to believe his conduct was unlawful.

     The underwriting agreement, dated November 1, 2000, by and between the Registrant and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Registrant's Registration Statement of Form S-1 (File No. 333-43140).

     In addition, the Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

   Exhibit No.                        Description
   -----------                        -----------

     4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.2 Third Amended and Restated Certificate of Incorporation of the Registrant currently in effect (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.3 Second Amended and Restated By-Laws of the Registrant currently in effect (filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.4 1994 Stock Option Plan (filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.5 2000 Stock Option and Incentive Plan currently in effect (filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.6       2000 Employee Stock Purchase Plan currently in effect (filed as
               Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     5.1       Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

     23.1      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

     23.2      Consent of PricewaterhouseCoopers LLP (filed herewith)

     24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 8th day of January, 2001.

                                   EVERGREEN SOLAR, INC.

                                   By: /s/ Mark A. Farber
                                       -----------------------------------------
                                       Mark A. Farber
                                       President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     The undersigned officers and directors of Evergreen Solar, Inc., hereby constitute and appoint Mark A. Farber and Richard G. Chleboski, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Evergreen Solar, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

               SIGNATURE                                  TITLE(S)                                  DATE
               ---------                                  --------                                  ----
/s/ Mark A. Farber                           Chief Executive Officer, President and       January 8, 2001
------------------------------------         Director (Principal Executive Officer)
Mark A. Farber

/s/ Richard G. Chleboski                     Chief Financial Officer, Treasurer,          January 8, 2001
------------------------------------         Secretary and Director (Principal
Richard G. Chleboski                         Financial Officer)

/s/ Gordon B. Baty                           Director                                     January 8, 2001
------------------------------------
Dr. Gordon B. Baty

/s/ William C. Osborn                        Director                                     January 8, 2001
------------------------------------
William C. Osborn

/s/ Robert W. Shaw                           Chairman of the Board                        January 8, 2001
------------------------------------
Dr. Robert W. Shaw, Jr.

/s/ William P. Sommers                       Director                                     January 8, 2001
------------------------------------
Dr. William P. Sommers

/s/ Brown F. Williams                        Director                                     January 8, 2001
------------------------------------
Dr. Brown F. Williams

                                             Director                                     January  , 2001
------------------------------------
Mason Willrich

                                INDEX TO EXHIBITS

   Exhibit No.                          Description
   -----------                          -----------

     4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.2 Third Amended and Restated Certificate of Incorporation of the Registrant currently in effect (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.3 Second Amended and Restated By-Laws of the Registrant currently in effect (filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.4 1994 Stock Option Plan (filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.5 2000 Stock Option and Incentive Plan currently in effect (filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     4.6       2000 Employee Stock Purchase Plan currently in effect (filed as
               Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-43140) and incorporated herein by reference)

     5.1       Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

     23.1      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

     23.2      Consent of PricewaterhouseCoopers LLP (filed herewith)

     24.1 Power of Attorney (included as part of the signature page of this Registration Statement)


                                     - 9 -